Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of June 22, 2018 by and among Altimmune, Inc., a Delaware corporation, with headquarters located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 (the ”Company”), the investor listed on the signature page attached hereto under the heading “Holder” (the “Holder”) and the investor listed on the signature page attached hereto under the heading “Transferee Holder” (the “Transferee Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement or the Existing Certificate of Designations (each as defined below), as applicable.

WHEREAS:

A. Pursuant to a Securities Purchase Agreement dated as of August 16, 2017 by and among the Company, the Holder and certain other buyers party thereto (“Purchase Agreement”), the Company sold to the Holder and certain other investors identified on the signature pages attached thereto: (i) shares of convertible preferred stock, par value $0.0001 per share (the “Existing Preferred Shares”) of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Existing Certificate of Designations”) in the form attached as Exhibit A to the Purchase Agreement, convertible into the Company’s common stock, par value $0.0001 per share (the ”Common Stock”) in accordance with the terms of the Existing Certificate of Designations and (ii) Warrants in the form attached as Exhibit B to the Purchase Agreement (the “Warrants”) to acquire shares of Common Stock.

B. The Holder transferred the Existing Preferred Shares purchased pursuant to the Purchase Agreement to the Transferee Holder.

C. Pursuant to Section 9 the Existing Certificate of Designations, the Company delivered to the Transferee Holder 2,005,882 shares of Common Stock (the “July 2018 Installment Shares”) as Pre-Installment Conversion Shares with respect to the July 16, 2018 Installment Date under the Existing Certificate of Designations (the “July 2018 Installment Date”).

D. The Company wishes the Holder to exchange all of the Warrants held by the Holder for: (i) shares of Common Stock (the “Exchange Common Shares”), (ii) a new series of convertible note of the Company, in the form attached hereto as Exhibit A (the “Exchange Note”), which Note shall be convertible into shares of Common Stock (as converted, collectively, the “Exchange Conversion Shares”) in accordance with the terms of the Note, and (iii) the Cash Exchange Amount (as hereinafter defined), all upon the terms and conditions set forth herein.

E. The exchange of the Warrants of the Holder for the Exchange Common Shares, the Exchange Note and the Exchange Cash Amount is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, the Company, Transferee Holder and the Holder hereby agree as follows:

(1) Waivers with Respect to the Existing Certificate of Designations. Immediately prior to the Closing (as defined in Section 3(b)) and in accordance with Section 15 of the Existing Certificate of Designations, the Transferee Holder and the Other Holders (as defined in Section 5(m)(iv)(1)) constituting the Required Holders (as defined in the Existing Certificate of Designations) hereby waive all covenants, restrictions and other provisions contained in the Certificate of Designations with respect to the transactions contemplated by this Agreement, including, without limitation, the Company’s restriction set forth in Section 2 and Section 7(a) of the Existing Certificate of Designations to prepay any portion of the Stated Value of the Existing Preferred Shares.

(2) Issuance of Exchange Note; Payments with Respect to the Existing Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and 7 below, the Company, the Transferee Holder and the Holder hereby agree that:

(a) all of the Warrants held by the Holder, as set forth on the Holder’s signature page attached hereto, shall be exchanged on the Closing Date (as defined in Section 3(b)) for: (x) 2,079,283 Exchange Common Shares, (y) $1,218,000 principal amount of Exchange Note and (z) $893,200 (the “Exchange Cash Amount”) in cash by wire transfer of immediately available funds;

(b) on the Closing Date the Company shall pay to the Transferee Holder the Installment Amount due on the July 2018 Installment Date under the Existing Certificate of Designations in the amount of $959,814.32 in cash by wire transfer of immediately available funds pursuant to the Transferee Holder’s wire instructions set forth on the Transferee Holder’s signature page attached hereto (the “July 2018 Installment Amount Cash Payment”), notwithstanding (A) the Company’s election in the related Company Installment Notice to pay such Installment Amount pursuant to a Company Conversion and (B) the Company’s delivery of the July 2018 Installment Shares to the Transferee Holder prior to the date hereof; and

(c) on the Closing Date the Company shall pay to the Transferee Holder the Installment Amount due on the August 15, 2018 Installment Date under the Existing Certificate of Designations in the amount of $959,783.44 in cash by wire transfer of immediately available funds pursuant to the Transferee Holder’s wire instructions set forth on the Transferee Holder’s signature page attached hereto (the “August 2018 Installment Amount Cash Payment” and together with the July 2018 Installment Amount Cash Payment, the “Installment Amount Cash Payments”).

The foregoing transactions are collectively referred to herein as the “Exchange”. After the consummation of such Exchange, all obligations under the Purchase Agreement and the Existing Certificate of Designations shall be terminated without further action by the Transferee Holder, the Holder or the Company, and the Holder’s Warrants and the Transferee Holder’s Existing Preferred Shares will be deemed satisfied. After the consummation of such Exchange, the Company, the Transferee Holder and the Holder hereby (a) waive any and all other rights with respect to the Purchase Agreement, the Existing Certificate of Designations, the Holder’s Warrants and the Transferee Holder’s Existing Preferred Shares and (b) release and discharge each other from any and all claims that each may now have, or may have in the future, arising out of, or related to, the Purchase Agreement, the Existing Certificate of Designations, the Holder’s Warrants and the Transferee Holder’s Existing Preferred Shares (excluding any claims arising hereunder). Notwithstanding the foregoing, and for the avoidance of doubt, the Transferee Holder shall be entitled to keep the July 2018 Installment Shares, which have been taken into account when calculating the number of Exchange Common Shares to be issued to the Holder on the Closing Date.

Notwithstanding anything herein to the contrary, to the extent that the Holder’s right to the Exchange Common Shares would result in the Holder and its other Attribution Parties exceeding 9.99% of the outstanding shares of Common Stock (the “Maximum Percentage”), then the Holder shall not be entitled to such Exchange Common Shares to such extent (and shall not be entitled to beneficial ownership of such Exchange Common Shares to such extent) and the portion of such Exchange Common Shares shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Exchange Common Shares to the same extent as if there had been no such limitation (the “Blocker Provision”). At such time or times the Holder and its other Attribution Parties no longer exceed the Maximum Percentage, the Holder shall give a written notice to the Company setting forth how many Exchange Common Shares the Company shall issue to the Holder without resulting in the Holder and its Attribution Parties exceeding the Maximum Percentage. The issuance of the Exchange Common Shares held in abeyance on the Closing Date upon written notice to the Company pursuant to the provisions hereof shall be absolute and may not be cutback due to future transactions by the Company that may be integrated with this Exchange for stockholder approval rules of the Principal Market.

The number of Exchange Common Shares, if any, to be held in abeyance by the Company for the Holder on the Closing Date due to the Blocker Provision is set forth on the Holder’s signature page attached hereto.

(3) Exchange; Closing.

(a) Procedure. At the Closing, (i) the Holder shall deliver the Warrants held by the Holder, as set forth on the Holder’s signature page attached hereto, to the Company to the address set forth on the Company’s signature page attached hereto (ii) subject to the Blocker Provision, the Company shall, or shall direct its transfer agent to, credit the Holder’s account with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system with the Exchange Common Shares in accordance with the DTC instructions set forth on the Holder’s signature page attached hereto, (iii) the Company shall issue and deliver to the Holder the Exchange Note in the principal amount set forth on the Holder’s signature page attached hereto to the address set forth on the Holder’s signature page attached hereto, (iv) the Company shall pay the Exchange Cash Amount to the Holder in cash by wire transfer of immediately available funds pursuant to the Holder’s wire instructions set forth on the Holder’s signature page attached hereto and (v) the Company shall pay the Installment Amount Cash Payments to the Transferee Holder in cash by wire transfer of immediately available funds pursuant to the Transferee Holder’s wire instructions set forth on the Transferee Holder’s signature page attached hereto.

(b) Closing. The date and time of the closing (the “Closing”) of the transactions specified in Sections 2 and 3(a) above (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the Business Day following the date of notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 6 and 7 hereof (or such other date and time as is mutually agreed to by the Company and the Holder in writing). The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(4) Holder Representations, Warranties and Covenants. The Holder or the Transferee Holder, as applicable, hereby represents and warrants to the Company:

(a) Organization; Authorization; Enforcement. Each of the Transferee Holder and the Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate or partnership power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Transferee Holder and the Holder and shall constitute the legal, valid and binding obligations of the Transferee Holder and the Holder enforceable against the Transferee Holder and the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by the Transferee Holder and the Holder of this Agreement and the consummation by the Transferee Holder and the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Transferee Holder or the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Transferee Holder or the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Transferee Holder or the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Transferee Holder or the Holder to perform its obligations hereunder.

(c) Title.

i)	The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby. The Holder has held the Warrants set forth on its signature page for more than six (6) months.

ii)	The Transferee Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Existing Preferred Shares with respect to which it will receive the Installment Amount Cash Payments on the Closing Date, free and clear of any Claims other than encumbrances by one or more brokers of the Transferee Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws. The Transferee Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of such shares or its rights in such shares, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such shares. The Transferee Holder’s Existing Preferred Shares will cease to be outstanding immediately following the Closing Date.

(d) No Public Sale or Distribution. The Holder is acquiring the Exchange Common Shares and the Exchange Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Exchange Common Shares or the Exchange Note for any minimum or other specific term and reserves the right to dispose of the Exchange Common Shares and the Exchange Note at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(e) Risk. The Holder understands and accepts that acquiring the Exchange Common Shares and the Exchange Note involves risks including, but not limited to, risks described in the Company’s reports filed with the SEC. The Holder has such knowledge, skill and experience in business, financial and investment matters that the Holder is capable of evaluating the merits and risks of participating in the Exchange. With the assistance of the Holder’s own professional advisors, to the extent that the Holder has deemed appropriate, the Holder has made its own legal, tax, accounting and financial evaluation of the merits and risks of the Exchange. The Holder has considered the suitability of the Exchange Common Shares and the Exchange Note as an investment in light of its own circumstances and financial condition, and the Holder is able to bear the risks associated with the Exchange.

(f) Non-Reliance. Each of the Transferee Holder and the Holder confirms that it is not relying on any communication (written or oral) of the Company or any of its agents or affiliates as investment advice or as a recommendation to enter into the Exchange. It is understood that information provided by the Company or any of its agents or affiliates shall not be considered investment advice or a recommendation, and that none of the Company or any of its agents or affiliates is acting or has acted as an advisor to the Holder in deciding whether to enter in to the Exchange. Each of the Transferee Holder and the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement. The Holder confirms that, except as expressly set forth herein, the Company has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Common Shares or the Exchange Note; or (2) made any representation to the Holder regarding the legality of an investment in the Exchange Common Shares or the Exchange Note under applicable investment guidelines, laws or regulations. In deciding to enter in to the Exchange, each of the Transferee Holder and the Holder is not relying on the advice or recommendations of the Company, and the Holder has made its own independent decision that the investment in the Exchange Common Shares or the Exchange Note is suitable and appropriate for the Holder.

(g) Access to Information. Each of the Transferee Holder and the Holder has had access to all materials it deems necessary to enable it to make an informed investment decision concerning the Exchange and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the 1934 Act (collectively, the “SEC Reports”). Each of the Transferee Holder and the Holder acknowledges and agrees that no statement or written material contrary to the representations expressly set forth in this Agreement has been made or given to the Transferee Holder and the Holder by or on behalf of the Company. Each of the Transferee Holder and the Holder has had a full opportunity to ask questions of the Company and its representatives concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the transactions and has received answers thereto as the Transferee Holder and the Holder deems necessary to enable it to make an informed investment decision concerning the Exchange, the Exchange Common Shares or the Exchange Note. Each of the Transferee Holder and the Holder specifically understands and acknowledges that, on the date of this Agreement and on the Closing Date, the Company may have in its possession non-public information that could be material to the market price of the Warrants and/or the Common Stock, including but not limited to non-public information related to the Company’s financial and operating results for the quarter ended June 30, 2018 and the potential future financing plans of the Company, that it has not disclosed to the Transferee Holder or the Holder. Each of the Transferee Holder and the Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock or a disposition of the Warrants, and hereby waives all present or future claims solely to the extent arising out of or relating to the Company’s failure to disclose such non-public information to the Transferee Holder and the Holder. Although such non-public information may be indicative of a value of the Existing Preferred Shares and Warrants that is substantially different than the value of the Exchange Common Shares, the Exchange Note and the Exchange Cash Amount, each of the Transferee Holder and the Holder is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which the Transferee Holder and the Holder may be subject on account of the disparity of information as between the Company and the Transferee Holder and the Holder, and each of the Transferee Holder and the Holder has nonetheless deemed it appropriate and in its best interest to engage in the Exchange. Each of the Transferee Holder and the Holder understands that the Company or certain of its Representatives may repurchase, redeem, convert, exchange or otherwise acquire Existing Preferred Shares and Warrants from other holders thereof in private or public transactions at prices and on terms that may be significantly more favorable than those being received by the Transferee Holder and the Holder pursuant hereto. For the avoidance of doubt, nothing contained in this Section 4(g) shall limit the Holder’s and the Transferee Holder’s rights set forth in Section 5(n).

(h) Fairness. The Holder understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Exchange Common Shares or the Exchange Note, or made any finding or determination concerning the fairness or advisability of such investment.

(i) Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(j) No Affiliates. The Holder is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the 1933 Act) (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Warrants, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of the Closing (but without giving effect to the Exchange) less than 10% of the outstanding Common Stock of the Company, and immediately after giving effect to the Exchange, including, without limitation, the Blocker Provision, the aggregate number of shares of Common Stock owned by the Holder and its Affiliates, together with the aggregate number of shares equal to the notional value of any “long” derivative transaction relating to such Common Stock to which the Holder or its Affiliate is a party (excluding derivative transactions relating to broad based indices and any interest in the Warrants), will not exceed 9.99% of the outstanding Common Stock of the Company, in each case, based on the number of shares of Common Stock reported to be outstanding by the Company as set forth in Section 5(p) and, with respect to the calculation of the percentage of shares owned by the Holder out of the outstanding shares of Common Stock after giving effect to the Exchange, after giving effect to any issuance of shares of Common Stock by the Company on the Closing Date, as notified by the Company on or prior to the date hereof.

(k) Exemptions. The Holder understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether the Holder’s participation in the transactions contemplated hereby meets the requirements for exemption from, or a transaction not subject to, the registration requirements of the 1933 Act. The Holder acknowledges that the Exchange Common Shares and the Exchange Note have not been registered under the 1933 Act.

(l) Arms-Length Dealing. Each of the Transferee Holder and the Holder acknowledges that the terms of the Exchange have been mutually negotiated between the Transferee Holder and the Holder and the Company. Each of the Transferee Holder and the Holder was given a meaningful opportunity to negotiate the terms of the Exchange.

(m) Transferee Holder and Holder Representations and Warranties. Each of the Transferee Holder and the Holder specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of the Transferee Holder and the Holder’s representations, warranties and acknowledgments set out in this Agreement (including, without limitation, the representations set forth under clause (h) above), and that this Agreement, including such representations, warranties and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by the Transferee Holder and the Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement. Each of the Transferee Holder and the Holder understands that, unless the Transferee Holder or the Holder notifies the Company in writing to the contrary before the Closing, each of the Transferee Holder and the Holder’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

(n) No Solicitation or Advertising. The Holder acknowledges that it had a sufficient amount of time to consider whether to participate in the Exchange. The Holder acknowledges that it did not become aware of the Exchange through any form of general advertising or, to its knowledge, any form of solicitation within the meaning of Rule 502 under the 1933 Act.

(o) Leak-Out. During the period commencing on the date hereof and ending with close of trading on the tenth (10th) Trading Day immediately after the date hereof (such period, the “Restricted Period”), neither the Holder, nor any of its Trading Affiliates (as defined below), collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) shares of Common Stock on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), in an amount that exceeds the Holder Pro Rata Share (as defined below) of 35% of the trading volume of Common Stock as reported by Bloomberg for the applicable Date of Determination, (the “Leak Out Limitation”). As used herein, (i) “Trading Affiliates” means any Person acting on behalf of or pursuant to any understanding with the Holder which had knowledge of the transactions contemplated hereby, (x) has or shares discretion relating to the Holder’s investments and trading or information concerning the Holder’s investments or (y) is subject to the Holder’s review or input concerning such Person’s investments or trading, (ii) the Holder Pro Rata Share for the Holder, together with its Trading Affiliates, shall be 81.2% and (y) the Leak Out Limitation of the Holder together with its Trading Affiliates shall be 28.42%.

(p) Voting. The Holder agrees it shall cause any Common Stock owned by them directly or indirectly, whether owned of record or beneficially owned, as of the record date (the “2018 Annual Meeting Record Date”) for the Company’s annual meeting of stockholders to be held in 2018 (the “2018 Annual Meeting”), in each case that are entitled to vote at such 2018 Annual Meeting to be present for quorum purposes and to be voted, at such 2018 Annual Meeting or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such 2018 Annual Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before the 2018 Annual Meeting. For the avoidance of doubt, the Holder is not required to hold any shares on the 2018 Annual Meeting Record Date.

(5) Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to the Transferee Holder and the Holder that, except as set forth in the SEC Reports:

(a) Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall have the meaning ascribed to such term in the Purchase Agreement, except that it shall also include any material adverse effect on the authority or ability of the Company to perform its obligations under this Agreement and the Exchange Note (collectively, the “Exchange Transaction Documents”).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Exchange Transaction Document and to issue the Exchange Common Shares and the Exchange Note in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Exchange Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Common Shares and the Exchange Note, the reservation for issuance and the issuance of the Exchange Conversion Shares issuable upon conversion of the Exchange Note have been duly authorized by the Company’s Board of Directors and (other as set forth in Section 5(e)) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. Each Exchange Transaction Document has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities.

i)	The issuance of the Exchange Common Shares and the Exchange Note is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserved Amount) 150% of the maximum number of Exchange Conversion Shares issuable upon conversion of the Exchange Note (assuming for purposes hereof, that the Exchange Note is convertible at the Conversion Price (as defined in the Exchange Note) and without taking into account any limitations on the conversion of the Exchange Note set forth therein). Upon conversion of the Exchange Note in accordance with the terms thereof, the Exchange Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

ii)	The offer and issuance by the Company of the Exchange Common Shares and the Exchange Note in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 4(a)(2) of the 1933 Act. The Company acknowledges and agrees that in accordance with Rule 144 promulgated under the 1933 Act, (i) the holding period of the Warrants may be tacked on to the holding period of the Exchange Common Shares and the Exchange Note and (ii) assuming the Holder has not transferred the Exchange Note, the holding period of the Warrants and the Exchange Note may be tacked on to the holding period of the Exchange Conversion Shares. The Company agrees not to take any position contrary to this Section 5(c) for purposes of Rule 144 of the 1933 Act. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Exchange Common Shares and Exchange Conversion Shares that are not containing any restrictive legend and, assuming the accuracy of the Holder’s representation set forth in Section 4(j), freely tradable on the Principal Market without restriction, in each case, without the need for any action by the Holder.

iii)	The Company is in compliance with Rule 144(c)(1) promulgated under the 1933 Act.

(d) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Exchange Common Shares and the Exchange Note. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(e) Blue Sky. The Company shall make all filings and reports relating the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(f) No Conflicts. The execution, delivery and performance of this Agreement and the other Exchange Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Exchange Common Shares and the Exchange Note and reservation for issuance and issuance of the Exchange Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(g) Consents. Other than as set forth in Section 5(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(h) Absence of Litigation. There are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Exchange Common Shares, Exchange Note and Exchange Conversion Shares and the Holder’s ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Exchange Common Shares, Exchange Note and Exchange Conversion Shares and the Holder’s ownership of such securities. Except as set forth in the Company’s SEC filings, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. For the avoidance of doubt, the provisions of this Section 5(i) are for the benefit of the Holder party hereto on the date hereof and are not transferable to any other Person.

(j) Company Representations and Warranties. The Company specifically acknowledges that the Transferee Holder and the Holder would not enter into this Agreement or any related documents in the absence of the Company’s representations, warranties and acknowledgments set out in this Agreement, and that this Agreement, including such representations, warranties and acknowledgments, are a fundamental inducement to the Transferee Holder and the Holder, and a substantial portion of the consideration provided by the Company in this transaction, and that the Transferee Holder and the Holder would not enter into this transaction but for this inducement. The Company understands that, unless the Company notifies the Transferee Holder and the Holder in writing to the contrary before the Closing, each of the Company’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

(k) Disclosure of Transactions and Other Material Information. The Company shall issue a press release on or before 5:00 p.m., New York City time, on the date hereof describing the terms of the transactions contemplated by this Agreement and file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time, on June 25, 2018, describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the form of this Agreement (and all schedules and exhibits to this Agreement, including, without limitation, the form of the Exchange Note), as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, the Transferee Holder and the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Transferee Holder and the Holder or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Transferee Holder or the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Transferee Holder and the Holder. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to the Transferee Holder or the Holder without the Transferee Holder and the Holder’s prior written consent, the Company hereby covenants and agrees that the Transferee Holder and the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

(l) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Exchange Common Shares and/or the Exchange Note in a manner that would require the registration under the 1933 Act of the issuance to the Holder, and the Company will take all commercially reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act with the issuance of Exchange Common Shares and the Exchange Note contemplated hereby. The Company hereby acknowledges and agrees that the Company shall reserve for issuance the Exchange Common Shares held in abeyance for the Holder due to the Blocker Provision and such Exchange Common Shares shall have first priority for issuance under the stockholder approval rules of the Principal Market.

(m) Additional Issuances of Securities.

(i) For purposes of this Section 5(m), the following definitions shall apply.

(1) ”Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

(2) ”Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(3) ”Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(4) ”Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of such Warrants are not amended, modified or changed on or after August 16, 2018, (iii) pursuant to the terms of the Existing Certificate of Designations; provided, that the terms of the Existing Certificate of Designations are not amended, modified or changed on or after August 16, 2018, (iv) pursuant to the terms of the Exchange Note provided, that the terms of the Note are not amended, modified or changed on or after the date hereof; (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; (vi) with respect to shares of the Company’s Series A Junior Participating Preferred Stock issued or issuable pursuant to the Company’s poison pill or rights plan then in effect; (vii) in connection with obtaining commercially reasonable, arms-length debt financing from any bank, financial institution or institutional lender approved by the Board of Directors of the Company in good faith; (viii) in connection with any acquisitions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise), mergers, consolidations, reorganizations or similar transactions by Company or any of its Subsidiaries the terms of which are approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (ix) in connection with (a) joint venture, licensing or development activities, (b) distribution, supply or manufacture of the Company’s products or services or (c) any other arrangements involving business partners of the Company that, in each case, are approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (x) in connection with the sale of securities to Key Group Development, or an affiliate thereof, with an aggregate purchase price not to exceed $1,000,000; or (xi) pursuant to an at-the-market offering by the Company whereby the Company may issue shares at a future determined price; provided, that any Common Stock issued or issuable (or deemed to be issued in accordance with Section 2(a) of the Warrants as in effect immediately prior to giving effect to the Exchange) by the Company pursuant to the foregoing clause (i) and/or pursuant to the foregoing clause (vii), which, when combined with all Common Stock issued or issuable (or deemed to be issued in accordance with Section 2(a) of the Warrants as in effect immediately prior to giving effect to the Exchange) by the Company previously issued pursuant to the foregoing clause (i) and/or pursuant to the foregoing clauses (vii), exceeds (1) at any time prior to the date that is the later of (I) August 16, 2019 and (II) the date no Existing Preferred Shares are outstanding, 2% of the aggregate number of shares of Common Stock outstanding on the date of such issuance and (2) at any time thereafter, 5% of the aggregate number of shares of Common Stock outstanding on the date of such issuance, shall not constitute Excluded Securities hereunder.

(5) ”Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(6) ”Right of Participation Percentage” means (x) 27.5878% if the applicable date of determination is on or prior to the first (1st) year anniversary of the Closing Date and (y) 16.5527% if the applicable date of determination is after the first (1st) year anniversary of the Closing Date.

(ii) From the date hereof until the date (the “Trigger Date”) that is the tenth (10th) Trading Day immediately following the July 2018 Installment Date, the Company will not directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”); provided that this clause (ii) shall not apply to (x) any offer or exchange of the Company’s securities (such as the Warrants and/or the Existing Preferred Shares) for Common Stock and/or Common Stock Equivalents to the extent that (1) the closing of such exchange occurs on or after the date that is the tenth (10th) Trading Day immediately following the date hereof (for the avoidance of doubt, the offer related to such exchange may occur at any time), (2) the recipient of any such securities shall agree in writing not to sell or otherwise transfer such securities until after the Trigger Date, and (3) to the extent the Company announces a transaction described in the foregoing clause (x), the Company shall include in such public announcement a description of such lock-up agreement, (y) subject to Section 5(m)(iii), the filing of a registration statement or (z) any public announcement of the Company’s intent to conduct a public offering after the expiration of the period specified in Section 5(m)(iii).

(iii) In addition, from the date hereof until the date that is the tenth (10th) Trading Day immediately following the date hereof, the Company will not, directly or indirectly, file any registration statement, any amendment to a registration statement or any prospectus supplement with the SEC.

(iv) From the Trigger Date until the second (2nd) anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 5(m)(iv).

(1)	The Company shall deliver to the Holder and to each Buyer who enters on the date hereof into an exchange agreement in a form identical to the Agreement (other than the identity of the Holder; the number of Warrants and Exchange Common Shares and the principal amount of Exchange Note being exchanged; the amount of the Exchange Cash Amount and the Installment Amount Cash Payments; any provision with respect to the reimbursement of legal fees; and the Holder Pro Rata Percentage) (the “Other Holders” and collectively with the Holder, the “Holders”) an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the anticipated price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Holders at least the applicable Right of Participation Percentage of the Offered Securities (the “Basic Amount”) and (b) if the Holder elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Holders as the Holder shall indicate it will purchase or acquire should the Other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Holder shall have an opportunity to subscribe for any remaining Undersubscription Amount; provided that (i) the Company shall promptly notify the Holder of any changes to the anticipated price and other material terms of the Offered Securities after the Offer Notice is sent and (ii) the Company shall provide the Holder reasonable written notice (which shall not be less than four (4) hours) of the final price (or formula therefor) and other material terms of the Offered Securities before the Holder is required to provide the Company any notice of their election to accept such Offer pursuant to Section 5(m)(iv)(2) below.

(2)	To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Holder’s Basic Amount that the Holder elects to purchase and, if the Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Holders are less than the total of all of the Basic Amounts, then if the Holder has set forth an Undersubscription Amount in its Notice of Acceptance it shall then be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if the Holder has subscribed for any Undersubscription Amount it shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Holder bears to the total Basic Amounts of all Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer, in any material respect, prior to the expiration of the Offer Period, the Company may deliver to the Holder a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after the Holder’s receipt of such new Offer Notice.

(3)	The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement, if any, and (b) if a Subsequent Placement Agreement is so executed, either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)	In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(m)(iv) (3) above), then the Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 5(m)(iv)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to Section 5(m)(iv)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 5(m)(iv)(1) above.

(5)	Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5(m)(iv)(4) above if the Holder have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within fifteen (15) Business Days of the expiration of the Offer Period, the Company shall issue to the Holder, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 5(m)(iv)(4) above if the Holder has so elected, upon the terms and conditions specified in the Offer.

The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holder of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its counsel; provided that, for the avoidance of doubt, this paragraph shall not create any obligation on the Company to amend or modify, or seek to amend or modify, any of the terms or provisions of the Subsequent Placement Agreement, or otherwise prohibit the Company from consummating the respective Subsequent Placement of Refused Securities in accordance with the applicable Subsequent Placement Agreement.

(6)	Any Offered Securities not acquired by the Holder or other persons in accordance with Section 5(m)(iv)(3) above may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Section 5(m)(iv).

(7)	The Company and the Holder agree that if the Holder elects to participate in an Offer, (x) neither the purchase agreement with respect to such Offer nor any other transaction documents related thereto, in each case, that are binding on the Holder, shall include any term or provisions whereby the Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Holder prior to such Subsequent Placement and (y) the Holder shall be entitled to the same registration rights provided to other investors in such Subsequent Placement.

(8)	Notwithstanding anything to the contrary in this Section 5(m) and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Holder will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 5(m)(iv). The Company shall not be permitted to deliver more than two such Offer Notices to the Holder in any 90-day period (other than the Offer Notices contemplated by the last sentence of Section 5(m)(iv)(2) of this Agreement) Notwithstanding anything to the contrary herein, in no event shall delivery of any notice in accordance with the requirements of this Section 5(m) constitute or be deemed to constitute a breach of the Company’s obligation not to provide material non-public information regarding the Company to the Holder or any other Person; provided the Company then complies with the applicable requirement to publicly disclose such material, nonpublic information pursuant to this Section 5(m)(iii).

(i)	This Section 5(m) shall not apply in connection with the issuance of any Excluded Securities.

(ii)	The right of participation granted to the Holder in this Section 5(m) may be assigned in whole or in part by the Holder without the consent of the Company to an affiliated fund of the Holder including, without limitation, to the Transferee Holder.

(n) Most Favored Nation. The Company hereby represents and warrants as of the date hereof that none of the terms offered to any Person relating to the exchange of any Warrants and any subsequent amendment thereto (each an “Exchange Document”), is or will be more favorable to such Person than those of the Transferee Holder and the Holder and this Agreement (other than the reimbursement of legal fees); provided, however, that for the purpose of this Section 5(n) the terms offered to any Person in an Exchange Document shall be evaluated in their entirety and be compared to the terms offered to the Transferee Holder and the Holder pursuant to this Agreement in their entirety. If, and whenever on or after the date hereof, the Company enters into an Exchange Document, then the Company shall provide written notice (the “Exchange Document Notice”) thereof to the Transferee Holder and the Holder promptly following the occurrence thereof. The Transferee Holder and the Holder shall have five (5) Business Days from the receipt of an Exchange Document Notice to elect to get the benefit of, and be subject to, all of the rights and obligations under the related Exchange Document. In the event of any such election by the Holder, the aggregate consideration payable by the Company to the Holder (x) shall equal (i) the aggregate consideration payable in respect of the exchange of the Warrants pursuant to such Exchange Document, minus the aggregate consideration paid to the Holder under this Agreement (the consideration to the Holder, for the avoidance of doubt, is $4,141,200), and (y) shall be payable in cash by wire transfer of immediately available funds unless the Company and the Holder shall mutually agree in writing upon the issuance of shares of Common Stock in whole or in part in lieu thereof. For purposes of this Section 5(n), any shares of Common Stock issued pursuant to an Exchange Document or the Transferee Holder’s or the Holder’s election hereunder will be valued at 82% of the arithmetic average of the Weighted Average Prices (as defined in the Exchange Note) for the three (3) Trading Days immediately preceding the entry into such Exchange Agreement. In the event that the Transferee Holder or the Holder shall not deliver a written notice to the Company electing to receive the benefits of this Section 5(n) on or prior to the fifth (5th) Business Day after the delivery of an Exchange Document Notice by the Company, then the Transferee Holder’s and the Holder’s rights with respect to the applicable Exchange Document shall terminate and be of no further force and effect. The provisions of this Section 5(n) shall apply similarly and equally to each Exchange Document. This Section 5(n) shall not apply to any Exchange Document that provides for the payment of aggregate consideration (including cash, indebtedness and securities as valued pursuant to this Section 5(n)) by the Company of less than $250,000.

(o) Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby in the amount of $50,000, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(p) Outstanding Shares. As of the date hereof, there are 34,746,022 shares of Common Stock issued and outstanding.

(6) CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Transferee Holder and the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Transferee Holder and the Holder with prior written notice thereof:

(a) The Holder and the Transferee Holder shall have executed this Agreement and delivered the same to the Company;

(b) The Holder shall have delivered to the Company the Warrants held by the Holder contemporaneously with: (x) the issuance of the Exchange Note and, subject to the Blocker Provision, the Exchange Common Shares and (y) the payment of the Exchange Cash Amount; and

(c) The representations and warranties of the Holder and the Transferee Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Holder and the Transferee Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder and the Transferee Holder at or prior to the Closing Date.

(d) The Company shall have obtained the listing of the Exchange Common shares and the Exchange Conversion Shares on each Eligible Market (as defined in the Exchange Note) on which the Common Stock is then listed for trading.

(e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(7)	CONDITIONS TO TRANSFEREE HOLDER’S AND HOLDER’S OBLIGATIONS HEREUNDER.

The obligations of the Holder and the Transferee Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder and the Transferee Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed this Agreement and delivered the same to the Holder and the Transferee Holder;

(b) The Company shall have duly executed and delivered to the Holder the Exchange Note in the principal amount set forth on the Holder’s signature page attached hereto;

(c) Subject to the Blocker Provision, the Company shall, or shall direct its transfer agent to, credit the Holder’s account with DTC with the Exchange Common Shares in accordance with the DTC instructions set forth on the Holder’s signature page attached hereto;

(d) The Company shall have paid the Exchange Cash Amount to the Holder in cash by wire transfer of immediately available funds pursuant to the Holder’s wire instructions set forth on the Holder’s signature page attached hereto;

(e) The Company shall have paid the Installment Amount Cash Payments to the Transferee Holder in cash by wire transfer of immediately available funds pursuant to the Transferee Holder’s wire instructions set forth on the Transferee Holder’s signature page attached hereto;

(f) The Company shall have obtained the listing of the Exchange Common shares and the Exchange Conversion Shares on each Eligible Market (as defined in the Exchange Note) on which the Common Stock is then listed for trading;

(g) The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(h) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market as of the Closing Date, in writing by the SEC or the Principal Market; and

(i) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(8) TERMINATION.

In the event that the Closing shall not have occurred on or before the tenth (10th) Business Day from the date hereof due to the Company’s, the Transferee Holder’s or the Holder’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to the other party to this Agreement and without liability of such party to the other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Holder or its designee(s), as applicable, for the expenses described in Section 5(o) above.

(9) MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Transferee Holder and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Transferee Holder and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Holder, the Transferee Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered if delivered pursuant to Section 9(f) of the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company, the Transferee Holder and the Holder contained herein shall survive the Closing and delivery and conversion of the Exchange Note.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder, the Transferee Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

ALTIMMUNE, INC.

By:	/s/ William J. Enright
	Name:	William J. Enright
	Title:	President and Chief Executive Officer

Address, Facsimile Number and Email:
910 Clopper Road, Suite 201S
Gaithersburg, Maryland
Attention: William Enright
Telephone: 240-654-1450
E-mail: Enright@altimmune.com

IN WITNESS WHEREOF, the Holder, the Transferee Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:	Hudson Bay Capital Management LP,
Investment Manager

By:	/s/ George Antonopoulos
	Name:	George Antonopoulos
	Title:	Authorized Signatory

Address, Facsimile Number and Email:
777 Third Avenue, 30th Floor
New York, NY 10017
Attention: George Antonopoulos Yoav Roth
Facsimile: 646-214-794
Telephone: 212-571-1244
E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com

Number of Warrants:	DTC Instructions:
1,294,128

Number of Exchange Common Shares:
2,079,283

Number of Exchange Common Shares to be delivered upon Closing:
445,402:

Number of Exchange Common Shares to be held in abeyance due to the Blocker Provision:	Wire Instructions:
1,633,881

Principal Amount of Exchange Note:
$893,200.00

Exchange Cash Amount:
$893,200.00

IN WITNESS WHEREOF, the Holder, the Transferee Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

TRANSFEREE HOLDER:

TECH OPPORTUNITIES LLC

By:	Hudson Bay Capital Management LP,
Investment Manager

By:	/s/ George Antonopoulos
	Name:	George Antonopoulos
	Title:	Authorized Signatory

Address, Facsimile Number and Email 777 Third Avenue, 30th Floor
New York, NY 10017
Attention: George Antonopoulos Yoav Roth
Facsimile: 646-214-794
Telephone: 212-571-1244

Wire Instructions:

Installment Amount Cash Payments:

$1,919,597.76

EXHIBIT A

Exchange Note

See attached.

ALTIMMUNE, INC.

CONVERTIBLE NOTE

Issuance Date: June [•], 2018	Original Principal Amount: U.S. $1,218,000

FOR VALUE RECEIVED, Altimmune, Inc., a Delaware corporation (the “Company”), hereby promises to pay to HUDSON BAY MASTER FUND LTD. or registered assigns (the “Holder”) in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof, the “Principal”) when due in accordance with the terms hereof and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable in accordance with the terms hereof. This Senior Convertible Note (this “Note” and the other senior convertible notes (the “Other Notes” and together with this Note, the “Notes”) issued by the Company to other holders (the “Other Holders” and together with the Holder, the “Holders”) of the Company’s warrants to purchase shares of Common Stock issued on August 21, 2017 pursuant to such Other Holders’ respective Exchange Agreement entered into with the Company (the “Other Exchange Agreements” and together with the Exchange Agreement (as defined below), the “Exchange Agreements”) is being issued pursuant to that certain Exchange Agreement dated as of June 22, 2018 by and between the Company and the Holder (the “Exchange Agreement”). Certain capitalized terms used herein are defined in Section 13.

(1) PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued but unpaid Interest. The “Maturity Date” shall be December [•], 20181, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined in Section 6(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. The Company may at any time prepay all or any portion of the outstanding Principal and accrued and unpaid Interest, without penalty or premium.

(2) INTEREST. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for each calendar month on the last Business Day of each calendar month after the Issuance Date (each, an “Interest Date”) with the first (1st) Interest Date being June [29], 2018. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date in cash by wire transfer of immediately available funds pursuant to wire instruction provided by the Holder in writing to the Company. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of shares of Common Stock as Interest pursuant to this Section 2.

[1]	Insert date that is six (6) months immediately following the Issuance Date.

(3) CONVERSION OF NOTES.

(a) At any time or times on or after December [•]2, 2018 or during an Event of Default Conversion Period (as defined in Section 5(b)), subject to the provisions of Section 3(d), this Note shall be convertible into fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.68 per share, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (a “Share Delivery Date”), the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Holder’s account with DTC.

[2]	Insert date that is six (6) months immediately following the Issuance Date.

(ii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the “Registered Notes”), which shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee. Notwithstanding anything to the contrary in this Section 3(c)(ii), the Holder may assign any Note or any portion thereof to an Affiliate of the Holder or a Related Fund of the Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company, but any portion of this Note with respect to which the Holder submitted a Conversion Notice and the Company delivered to the Holder the number of shares of Common Stock to which the Holder is entitled to upon such conversion in accordance with this Section 3 shall be terminated and be of no further force or effect. The Holder and the Company shall maintain records showing the Principal and Interest, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to receive pursuant to the terms of this Note any shares of Common Stock, to the extent the issuance of such shares of Common Stock, combined with all shares of Common Stock previously issued pursuant to the Exchange Agreement and all Exchange Documents (as defined in the Exchange Agreement), if any, would exceed 6,953,464 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Issuance Date) (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no Holder of Notes shall be issued in the aggregate, pursuant to the terms of this Note and the Other Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of this Note issued to the Holder pursuant to the Exchange Agreement on the Exchange Date and the denominator of which is the aggregate principal amount of this Note and the Other Notes issued to the Holder and the Other Holders pursuant to the Exchange Agreement and the Other Exchange Agreements as of the applicable date of determination (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Notes, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder. In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been received as a result of the operation of this Section 3(d)(ii), the Company shall pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash by wire transfer of immediately available funds pursuant to written wire instructions delivered by the Holder to the Company in an amount per share of Common Stock that would have been issuable upon such conversion if this Section 3(d)(ii) were not in effect: (x) in the event the Holder delivers a Conversion Notice to the Company before 4:00:00 p.m., New York time (or such other time as the Principal Market or other applicable Eligible Market publicly announces is the official close of trading) on any given Trading Day, the applicable Exchange Cap Weighted Average Price of the Common Stock for the applicable Exchange Cap Period on the date of the Holder’s attempted conversion and (y) in the event the Holder delivers a Conversion Notice to the Company on or after 4:00:00 p.m., New York time (or such other time as the Principal Market or other applicable Eligible Market publicly announces is the official close of trading) on any given Trading Day, the Weighted Average Price of the Common Stock on the date of the Holder’s attempted conversion.

(4) RESERVATION OF AUTHORIZED SHARES. The Company shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for this Note equal to 150% of the Conversion Rate with respect to the Conversion Amount of this Note as of the Issuance Date. So long as any portion of this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, 150% of the number of shares of Common Stock specified in this Section 4 as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding.

(5) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Exchange Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Exchange Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Event of Default Conversion Price. At any time from and after the occurrence of an Event of Default and continuing after such occurrence until the date that is one (1) Trading Days immediately following the date such Event of Default is cured or waived in writing by the Holder (such period, an “Event of Default Conversion Period”), the Holder may at any time and from time to time, at the Holder’s option, deliver one or more Conversion Notices to the Company indicating the Holder’s election to convert (each, an “Event of Default Conversion”, and the date of such Event of Default Conversion, each, an “Event of Default Conversion Date”) all, or any part of, the Conversion Amount then outstanding hereunder (such portion of the Conversion Amount subject to such Event of Default Conversion, the “Event of Default Conversion Amount”) into shares of Common Stock at the applicable Event of Default Conversion Price in lieu of the Conversion Price then in effect. On any Event of Default Conversion Date, the Holder may voluntarily convert any Event of Default Conversion Amount pursuant to Section 3(c) (with “Event of Default Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Event of Default Conversion) by designating in the Conversion Notice delivered pursuant to this Section 5(b) that the Holder is electing to use the Event of Default Conversion Price for such conversion according to this Section 5(b) by checking the box “Event of Default Conversion Price” on the applicable Conversion Notice. The Company shall be required to honor such Event of Default Conversions by delivering shares of Common Stock on or prior to the applicable Share Delivery Date pursuant to the terms and conditions set forth in Section 3(c), but based on a Conversion Price equal to the Event of Default Conversion Price. In the event an Event of Default Conversion Floor Price Condition occurs, the Company shall deliver to the Holder, in addition to the shares of Common Stock due to the Holder upon such Event of Default Conversion, the applicable Event of Default Conversion Cash Amount to be delivered to the Holder by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing.

(6) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) at any time following the fifth (5th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than 150% of the sum of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest, any redemption or other amounts when and as due under this Note, except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least an aggregate of five (5) Business Days;

(iii) the Company or any of its subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its subsidiaries or (C) orders the liquidation of the Company or any of its subsidiaries; and

(v) other than as specifically set forth in another clause of this Section 6(a), the Company or any of its subsidiaries breaches any representation, warranty, covenant or other term or condition of this Note or the Exchange Agreement, except, in the case of a breach of a covenant or other term or condition of this Note or the Exchange Agreement which is curable, only if such breach continues for a period of at least an aggregate of ten (10) Business Days.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to: (i) with respect to an Event of Default Redemption related to an Event of Default described in Section 6(a)(i) or Section 6(a)(v) as it relates to the Company’s failure to deliver the required number of shares of Common Stock on the applicable Share Delivery Date, the greater of (x) 112% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (II) the lowest Event of Default Conversion Price in effect during such period and (ii) with respect to an Event of Default Redemption related to any other Event of Default, 112% of the Conversion Amount being redeemed (the “Event of Default Redemption Price”). To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 6(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 and Section 5(b). The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 6(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Receipt of the Event of Default Redemption Price by the Holder shall be the sole and exclusive remedy of the Holder with respect to the portion of this Note so redeemed in connection with an Event of Default hereunder.

(7) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(8) COVENANTS.

(a) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(b) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens.

(9) AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Note may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(10) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

(11) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth in the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(12) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(13) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(f) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE American, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(h) “Event of Default Conversion Cash Amount” means an amount in cash, equal to 112% of the product obtained by multiplying (1) the applicable Event of Default Conversion Price without giving effect to clause (ii) of such definition and (2) the difference obtained by subtracting (I) the number of shares of Common Stock delivered to the Holder on the applicable Share Delivery Date related to the applicable Event of Default Conversion Date from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Conversion Notice pursuant to Section 3(c) and Section 5(b), by (y) the applicable Event of Default Conversion Price without giving effect to clause (ii) of such definition.

(i) “Event of Default Conversion Price” means, with respect to any Event of Default Conversion, that price which shall be the greater of (i) the lower of (x) the Conversion Price then in effect and (y) 75% of the lowest Weighted Average Price of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the date of the applicable Event of Default Conversion (such Weighted Average Prices to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during such twenty (20) consecutive Trading Day period) and (ii) $0.15

(as appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction occurring on or after the Exchange Date) or such greater number as may be required by the Principal Market.

(j) “Event of Default Conversion Floor Price Condition” means that the relevant Event of Default Conversion Price, is being determined based on clause (ii) of such definition.

(k) “Exchange Agreements” means those certain Exchange Agreements entered into by the Company and certain holders of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, which provide, among other things, for the issuance of the Notes.

(l) “Exchange Cap Period” means a period beginning on the delivery of a Conversion Notice to the Company by the Holder which the Company cannot honor due to the Exchange Cap, and ending on the earlier to occur of (i) a subsequent delivery to the Company by the Holder of a Conversion Notice which the Company cannot honor due to the Exchange Cap and (ii) 4:00:00 p.m., New York time (or such other time as the Principal Market or other applicable Eligible Market publicly announces is the official close of trading) on the date of the Holder’s attempted conversion.

(m) “Exchange Cap Weighted Average Price” means, for any security, the dollar volume-weighted average price for such security on the Principal Market during the applicable Exchange Cap Period, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the applicable Exchange Cap Period, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such period, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) during such period. If the Exchange Cap Weighted Average Price cannot be calculated for a security on any of the foregoing bases, the Exchange Cap Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(n) “Exchange Date” means June 22, 2018.

(o) “GAAP” means United States generally accepted accounting principles, consistently applied.

(p) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(q) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(r) “Interest Rate” means 1.00% per month.

(s) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) Permitted Indebtedness set forth on Schedule 13(s) attached hereto as in effect on the Exchange Date, (iv) lines of credit or other revolving credit facilities from financial institutions or other lenders and (v) Indebtedness secured by Permitted Liens.

(t) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances with respect to the payment of money aggregating to not more than $500,000 and (ix) Liens incurred in connection with the Permitted Indebtedness set forth in clause (iii) or (iv) of such definition.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v) “Principal Market” means The NASDAQ Global Market.

(w) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(x) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the entire final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(y) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ALTIMMUNE, INC.

By:

Name:
Title:

Schedule 13(s)

Permitted Indebtedness under Clause (iii) of such definition

1.	The Company has two non-interest bearing research funding arrangements with Banque Publique d’Investissement (BPI France) entered into in December 2013 that provided its French subsidiary up to €750,000 in research funding in the first arrangement and up to €250,000 in the second arrangement. The Company is permitted to draw 50% of the funds upon the signing of the arrangements, an additional 30% contingent upon a financial audit and technical progress report, and the remaining amount to be drawn at the completion of the research and development project being funded by the arrangements. In October 2016, the Company and BPI France agreed to extend the term on the arrangement by two years.

2.	Lease Agreement between Financial Corporation and the Company (formerly Vaxin Inc.), dated June 11, 2014. (Toshiba eStudio 2330c color copier/printer)

3.	Lease Agreement between ARE-Maryland No. 30, LLC and the Company, dated June 30, 2017.

4.	Lease Agreement between CTL Analyzers LLC and the Company, dated May 9, 2017. (ImmunoSpot S6 Universal Analyzer, with Cell counting software)

5.	Lease Agreement between Thermo Fisher Financial Services, Inc. and the Company, dated June 28, 2017. (Block Real-Time PCR System)

6.	The Company had a secured credit facility from ServisFirst that provided for borrowings up to $200,000 which matured in June 2015. In January 2015, the Company entered into a new secured credit facility with ServisFirst that provides for borrowings up to $250,000 and initially matured in April 2018. ServisFirst extended the maturity through July 27, 2018 and the Company expects to enter into a new secured credit facility with ServisFirst effective June 2018.

EXHIBIT I

ALTIMMUNE, INC.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Altimmune, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.0001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Aggregate accrued and unpaid Interest to be converted:

Please confirm the following information:

Conversion Price /

Event of Default

Conversion Price:

Number of shares of Common Stock to be issued:

Please check the following box if the Conversion Price is being determined by the Event of Default Conversion Price:    ☐

Please issue the Common Stock into which the Note is being converted by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Transaction Code Number:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

ALTIMMUNE, INC.

By:

Name:
Title: